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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Redpoint Bio Corporation:

        We consent to the incorporation by reference in the Registration Statement No. 333-146295 on Form S-8 of Redpoint Bio Corporation of our reports dated March 14, 2008, with respect to the balance sheets of Redpoint Bio Corporation as of December 31, 2006 and 2007, and the related statements of operations, redeemable convertible preferred stock and stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2007, and for the period from August 16, 1995 (inception) to December 31, 2007 and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Redpoint Bio Corporation.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 14, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM